UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 26, 2017

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.	Results of Operations and Financial Condition.

On July 26, 2017, BGC Partners, Inc. (the “Registrant,” “we,” “us,” “BGC Partners,” “BGC,” or the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Except as indicated below, the information in this Item 2.02 and Exhibit 99.1 attached to this Current Report on Form 8-K are being furnished under Item 2.02 of Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing and as set forth below.

In the press release, the Registrant uses non-GAAP financial measures including, but not limited to, “pre-tax distributable earnings” and “post-tax distributable earnings”, which are supplemental measures of operating results that are used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that distributable earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for, among other things, distribution to BGC Partners, Inc. and its common stockholders, as well as to holders of BGC Holdings partnership units during any period.

As compared with “income (loss) from operations before income taxes”, and “net income (loss) per fully diluted share”, all prepared in accordance with GAAP, distributable earnings calculations primarily exclude certain non-cash compensation and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders, as described below. In addition, distributable earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary operating results of BGC.

Adjustments Made to Calculate Pre-Tax Distributable Earnings

Pre-tax distributable earnings are defined as GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries excluding items, such as:

•	Non-cash equity-based compensation charges related to limited partnership unit exchange or conversion.

•	Non-cash asset impairment charges, if any.

•	Non-cash compensation charges for items granted or issued pre-merger with respect to certain mergers or acquisitions by BGC Partners, Inc. To date, these mergers have only included those with and into eSpeed, Inc. and the back-end merger with GFI Group Inc.

Distributable earnings calculations also exclude certain unusual, one-time or non-recurring items, if any. These charges are excluded from distributable earnings because the Company views excluding such charges as a better reflection of the ongoing, ordinary operations of BGC.

In addition to the above items, allocations of net income to founding/working partner and other limited partnership units are excluded from calculations of pre-tax distributable earnings. Such allocations represent the pro-rata portion of pre-tax earnings available to such unit holders. These units are in the fully diluted share count, and are exchangeable on a one-to-one basis into common stock. As these units are exchanged into common shares, unit holders become entitled to cash dividends rather than cash distributions. The Company views such allocations as intellectually similar to dividends on common shares. Because dividends paid to common shares are not an expense under GAAP, management believes similar allocations of income to unit holders should also be excluded when calculating distributable earnings performance measures.

BGC’s definition of distributable earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. This includes the one-time gains related to the Nasdaq and Trayport transactions. Management believes that excluding such gains and charges also best reflects the ongoing operating performance of BGC.

However, the payments associated with BGC’s expected annual receipt of Nasdaq stock and related mark-to-market gains or losses are anticipated to be included in the Company’s calculation of distributable earnings for the following reasons:

*	Nasdaq is expected to pay BGC in an equal amount of stock on a regular basis for a 15 year period beginning in 2013 as part of that transaction;

*	The Nasdaq earn-out largely replaced the generally recurring quarterly earnings BGC generated from eSpeed; and

*	The Company intends to pay dividends and distributions to common stockholders and/or unit holders based on all other income related to the receipt of the earn-out.

To make period-to-period comparisons more meaningful, one-quarter of each annual Nasdaq contingent earn-out amount, as well as gains or losses with respect to associated mark-to-market movements and/or hedging, will be included in the Company’s calculation of distributable earnings each quarter as “other income”.

The Company also treats gains or losses related to mark-to-market movements and/or hedging with respect to any remaining shares of Intercontinental Exchange, Inc. (“ICE”) in a consistent manner with the treatment of Nasdaq shares when calculating distributable earnings.

Investors and analysts should note that, due to the large gain recorded with respect to the Trayport sale in December 2015, and the closing of the back-end merger with GFI in January 2016, non-cash charges related to the amortization of intangibles with respect to acquisitions are also excluded from the calculation of pre-tax distributable earnings. In order to present results in a consistent manner, this adjustment was made with respect to all acquisitions completed for the periods from the first quarter of 2015 onward.

Adjustments Made to Calculate Post-Tax Distributable Earnings

Since distributable earnings are calculated on a pre-tax basis, management intends to also report post-tax distributable earnings to fully diluted shareholders. Post-tax distributable earnings to fully diluted shareholders are defined as pre-tax distributable earnings, less noncontrolling interest in subsidiaries, and reduced by the provision for taxes as described below.

The Company’s calculation of the provision for taxes on an annualized basis starts with GAAP income tax provision, adjusted to reflect tax-deductible items. Management uses this non-GAAP provision for taxes in part to help it to evaluate, among other things, the overall performance of the business, make decisions with respect to the Company’s operations, and to determine the amount of dividends paid to common shareholders.

The provision for taxes with respect to distributable earnings includes additional tax-deductible items including limited partnership unit exchange or conversion, employee loan amortization, charitable contributions, and certain net-operating loss carryforwards.

BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for distributable earnings are presented to show the tax provision the consolidated Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.

Calculations of Pre-Tax and Post-Tax Distributable Earnings per Share

BGC’s distributable earnings per share calculations assume either that:

*	The fully diluted share count includes the shares related to any dilutive instruments, such as the Convertible Senior Notes, but excludes the associated interest expense, net of tax, when the impact would be dilutive; or

*	The fully diluted share count excludes the shares related to these instruments, but includes the associated interest expense, net of tax.

The share count for distributable earnings excludes shares expected to be issued in future periods but not yet eligible to receive dividends and/or distributions.

Each quarter, the dividend to BGC’s common stockholders is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax distributable earnings per fully diluted share. In addition to the Company’s quarterly dividend to common stockholders, BGC Partners expects to pay a pro-rata distribution of net income to BGC Holdings founding/working partner and other limited partnership units, as well as to Cantor for its non-controlling interest. The amount of this net income, and therefore of these payments, is expected to be determined using the above definition of pre-tax distributable earnings per share.

Other Matters with Respect to Distributable Earnings

The term “distributable earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views distributable earnings as a metric that is not indicative of liquidity or the cash available to fund its operations, but rather as a performance measure.

Pre- and post-tax distributable earnings are not intended to replace the Company’s presentation of GAAP financial results. However, management believes that they help provide investors with a clearer understanding of BGC Partners’ financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that distributable earnings and the GAAP measures of financial performance should be considered together.

BGC anticipates providing forward-looking quarterly guidance for GAAP revenues and for certain distributable earnings measures from time to time. However, the Company does not anticipate providing a quarterly outlook for other GAAP results. This is because certain GAAP items, which are excluded from distributable earnings, are difficult to forecast with precision before the end of each quarter. The Company therefore believes that it is not possible to forecast quarterly GAAP results or to quantitatively reconcile GAAP results to non-GAAP results with sufficient precision unless BGC makes unreasonable efforts.

The items that are difficult to predict on a quarterly basis with precision and which can have a material impact on the Company’s GAAP results include, but are not limited, to the following:

*	Allocations of net income and grants of exchangeability to limited partnership units and founding partner units, which are determined at the discretion of management throughout and up to the period-end.

*	The impact of certain marketable securities, as well as any gains or losses related to associated mark-to-market movements and/or hedging. These items are calculated using period-end closing prices.

*	Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end.

*	Acquisitions, dispositions and/or resolutions of litigation which are fluid and unpredictable in nature.

For more information on this topic, please see certain tables in BGC’s most recent quarterly financial results press release including “Reconciliation of GAAP Income (Loss) to Distributable Earnings”. These tables provide summary reconciliations between pre- and post-tax distributable earnings and the corresponding GAAP measures for the Company.

Pre-Tax Distributable Earnings Following the Closing of the Proposed Berkeley Point Transaction

Following the closing of the proposed acquisition of Berkeley Point Financial LLC (including its wholly owned subsidiary Berkeley Point Capital LLC, which together are referred to as “Berkeley Point” or “BPF”), additional GAAP items will be excluded in order to calculate pre-tax distributable earnings for the Real Estate Services segment and the consolidated Company. The most material items expected to be excluded for both historical and future period results will be non-cash GAAP gains attributable to originated mortgage servicing rights (“OMSRs”) and non-cash GAAP amortization of mortgage servicing rights (“MSRs”). BPF recognizes OMSR gains equal to the fair value of servicing rights retained on mortgage loans originated and sold. BPF amortizes MSRs in proportion to the net servicing revenue expected to be earned. Subsequent to the initial recording, MSRs are amortized and carried at the lower of amortized cost or fair value.

For the years 2015 and 2016, pre-tax distributable earnings for the Real Estate Services Business and for the consolidated Company will exclude approximately $13 million and $66 million of net non-cash GAAP gains, respectively, related to OMSR gains and MSR amortization. For the first quarters of 2016 and 2017, pre-tax distributable earnings for the Real Estate Services Business and for the consolidated Company will exclude approximately $3 million and $15 million, respectively, of these same net non-cash GAAP gains. However, it is expected that cash received with respect to these servicing rights, net of associated expenses, will increase pre-tax distributable earnings in future periods.

In addition, pre-tax distributable earnings for the Real Estate Services Business and for the consolidated Company will exclude any non-cash provision or benefit related to risk-sharing obligations, net of charge-offs.

Adjusted EBITDA Defined

BGC also provides an additional non-GAAP financial performance measure, “adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items:

*	Interest expense;

*	Fixed asset depreciation and intangible asset amortization;

*	Impairment charges;

*	Employee loan amortization and reserves on employee loans;

*	Provision (benefit) for income taxes;

*	Net income (loss) attributable to noncontrolling interest in subsidiaries;

*	Non-cash charges relating to grants of exchangeability to limited partnership interests;

*	Non-cash charges related to issuance of restricted shares; and

*	Non-cash earnings or losses related to BGC’s equity investments.

The Company’s management believes that adjusted EBITDA is useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses these measures to evaluate operating performance and for other discretionary purposes. BGC believes that adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.

Since adjusted EBITDA is not a recognized measurement under GAAP, investors should use adjusted EBITDA in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow or GAAP cash flow from operations, because adjusted EBITDA does not consider certain cash requirements, such as tax and debt service payments.

For a reconciliation of adjusted EBITDA to GAAP “Net income (loss) available to common stockholders”, the most comparable financial measure calculated and presented in accordance with GAAP, see the section of BGC’s most recent quarterly financial results press release titled “Reconciliation of GAAP Income (Loss) to Adjusted EBITDA”.

Adjusted EBITDA Following the Closing of the Proposed BPF Transaction

Following the closing of the Berkeley Point transaction, additional GAAP items will be excluded in order to calculate BGC’s consolidated adjusted EBITDA. The most material items expected to be excluded for both historical and future periods will be non-cash GAAP gains attributable to OMSRs and non-cash GAAP amortization of MSRs. Berkeley Point recognizes OMSR gains equal to the fair value of servicing rights retained on mortgage loans originated and sold. BPF amortizes MSRs in proportion to the net servicing revenue expected to be earned. Subsequent to the initial recording, MSRs are amortized and carried at the lower of amortized cost or fair value.

For the years 2015 and 2016, adjusted EBITDA will exclude approximately $13 million and $66 million of net non-cash GAAP gains, respectively, related to OMSR gains and MSR amortization. For the first quarters of 2016 and 2017, adjusted EBITDA will exclude approximately $3 million and $15 million, respectively, of these same net non-cash GAAP gains. However, it is expected that cash received with respect to these servicing rights, net of associated expenses, will increase adjusted EBITDA in future periods.

In addition, adjusted EBITDA will exclude any non-cash provision or benefit related to risk-sharing obligations, net of charge-offs.

Liquidity Defined

BGC also uses a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents plus marketable securities that have not been financed, reverse repurchase agreements, and securities owned, less securities loaned and repurchase agreements. BGC considers this an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.

The information set forth under the heading “Dividend Information” set forth in Exhibit 99.1 to this Current Report on Form 8-K is being filed under Item 2.02 of Form 8-K and shall be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing. All other information set forth in Exhibit 99.1 is being furnished.

Discussion of Forward-Looking Statements About BGC Partners

Statements in the attached press release regarding BGC, the proposed transactions, and Berkeley Point that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the possibility that the proposed transactions may not be consummated in a timely manner or at all, including as a result of a failure to satisfy a condition to closing (including regulatory approvals); the possibility that there may be an adverse effect or disruption from the proposed transactions that negatively impacts BGC’s other businesses; the possibility that the anticipated benefits of the proposed transactions to BGC may not be realized as presently contemplated or at all; and the possibility that changes in interest rates, commercial real estate values, the regulatory environment, pricing or other competitive pressures, and other market conditions or factors could cause the results of Berkeley Point to differ from the forward-looking statements contained herein. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in the most recent Form 10-K and any updates to such risk factors contained in subsequent Forms 10-Q or Forms 8-K. Except as required by law, BGC undertakes no obligation to update any forward-looking statements.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	BGC Partners, Inc. press release, dated July 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: July 26, 2017	By:	/s/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

[Signature Page to Form 8-K, dated July 26, 2017, regarding the Company’s second quarter 2017 Earnings Release.]

EXHIBIT INDEX

Exhibit Number	Description

99.1	BGC Partners, Inc. press release dated July 26, 2017